As filed with the Securities and Exchange Commission on September 23, 2013

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

LIQUID HOLDINGS GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	46-3252142
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

800 Third Avenue
39th Floor
New York, NY 10022

(Address of Principal Executive Offices) (Zip Code)
(212) 293-1836
(Registrant’s Telephone Number, Including Area Code)

Liquid Holdings Group, Inc. 2012 Amended and Restated Stock Incentive Plan

(Full Title of the Plan)

Brian M. Storms
Liquid Holdings Group, Inc.
Chief Executive Officer
800 Third Avenue
39th Floor
New York, NY 10022

(Name and Address of Agent for Service)

(212) 293-1836

(Telephone Number, Including Area Code, of Agent for Service)

With copy to:

Glenn R. Pollner
Gibson, Dunn & Crutcher LLP

200 Park Avenue

New York, NY 10166
Tel: (212) 351-4000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE
Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share		Proposed maximum aggregate offering price		Amount of registration fee

Common Stock, par value $0.0001

—To be issued pursuant to future awards under the Liquid Holdings Group, Inc. 2012 Amended and Restated Stock Incentive Plan	1,230,698	$8.71	(2)	$10,719,380	(2)	$1,463

—To be issued pursuant to outstanding options under the Liquid Holdings Group, Inc. 2012 Amended and Restated Stock Incentive Plan	420,505	$9.00	(3)	$3,784,545	(3)	$517

Total	1,651,203			$14,503,925		$1,980

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers such indeterminable number of additional shares of the Registrant’s Common Stock as may become issuable to prevent dilution in the event of stock splits, stock dividends, or similar transactions.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act, based upon the average of the high and low prices of the Registrant’s Common Stock as reported by the NASDAQ Global Market on September 20, 2013.
(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act, based upon the weighted-average exercise price per option currently outstanding.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is filed by Liquid Holdings Group, Inc. (the “Registrant”), relating to up to 1,651,203 shares of its common stock, par value $0.0001 per share (“Common Stock”), issuable to eligible employees, directors and advisors of the Registrant and its affiliates under the Liquid Holdings Group, Inc. 2012 Amended and Restated Stock Incentive Plan (the “Plan”).

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.	Plan Information.

Not filed as part of this Registration Statement pursuant to the Note to Part I of Form S-8.

Item 2.	Registrant Information and Employee Plan Annual Information.

Not filed as part of this Registration Statement pursuant to the Note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents, which have previously been filed by the Registrant with the Securities and Exchange Commission (the “Commission”), are incorporated by reference herein and shall be deemed to be a part hereof:

(1)        The Registrant’s latest Annual Report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or latest prospectus filed pursuant to Rule 424(b) under the Securities Act, that contains audited financial statements for the Registrant’s latest fiscal year for which such statements have been filed;

(2)        All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant’s latest annual report or prospectus referred to in (1) above; and

(3)         The description of the Registrant’s Common Stock set forth under the caption “Description of Capital Stock” in the Registrant’s Registration Statement on Form S-1, initially filed with the Commission on April 11, 2013, as amended by any amendments to such Registration Statement, including any amendments or reports filed for the purpose of updating such description.

In addition, all reports and other documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment hereto, which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

For purposes of this Registration Statement, any document or any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a subsequently filed document or a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such document or such statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

The Bylaws of the Registrant (the “Bylaws”) provides that each person who was or is a party or is threatened to be made a party to, or was or is otherwise involved in, any action, suit, arbitration, alternative dispute mechanism, inquiry, judicial, administrative or legislative hearing, investigation or any other threatened, pending or completed proceeding, whether brought by or in the right of the Registrant or otherwise, including any and all appeals, whether of a civil, criminal, administrative, legislative, investigative or other nature (a “proceeding”), by reason of the fact that he or she is or was a director or an officer of the Registrant or while a director or officer of the Registrant is or was serving at the request of the Registrant as a director, officer, employee, agent or trustee of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (an “indemnitee”), or by reason of anything done or not done by him or her in any such capacity, shall be indemnified and held harmless by the Registrant to the fullest extent authorized by the General Corporation Law of the State of Delaware (the “DGCL”) against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement by or on behalf of the indemnitee) actually and reasonably incurred by such indemnitee in connection therewith; provided, however, that, except as otherwise required by law or provided in the Bylaws with respect to proceedings to enforce rights with respect to indemnification under the Bylaws, the Registrant shall indemnify any such indemnitee in connection with a proceeding, or part thereof, initiated by such indemnitee (including claims and counterclaims, whether such counterclaims are asserted by (i) such indemnitee, or (ii) the Registrant in a proceeding initiated by such indemnitee) only if such proceeding, or part thereof, was authorized or ratified by the Board of Directors of the Registrant.

Pursuant to the Bylaws, in addition to the right to indemnification, an indemnitee shall, to the fullest extent not prohibited by law, also have the right to be paid by the Registrant the expenses (including attorneys’ fees) incurred in defending any proceeding with respect to which indemnification is required under the Bylaws in advance of its final disposition (an “advancement of expenses”); provided, however, that an advancement of expenses shall be made only upon delivery to the Registrant of an undertaking (an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision of a court of competent jurisdiction from which there is no further right to appeal that such indemnitee is not entitled to be indemnified for such expenses under the Bylaws or otherwise.

The Bylaws provide that the rights to indemnification and advancement of expenses provided therein shall not be exclusive of any other right which any person may have or acquire under any law, agreement, vote of stockholders or disinterested directors, provisions of the Registrant’s Certificate of Incorporation or the Bylaws, or otherwise.

The Registrant may maintain insurance, at its expense, on behalf of any person who is or was a director, officer, employee or agent of the Registrant or is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss asserted against such person and incurred by such person in any capacity, or arising out of such person’s status as such, whether or not the Registrant would have the power to indemnify such person against such expense, liability or loss under the DGCL.

The foregoing statements are specifically made subject to the detailed provisions of the DGCL and the Bylaws of the Registrant.

Item 7.	Exemption From Registration Claimed.

Not applicable.

Item 8.	Exhibits.

Unless otherwise indicated below as being incorporated by reference to another filing of the Registrant with the Commission, each of the following exhibits is filed herewith:

Exhibit No.	Exhibit Description

3.1	Certificate of Incorporation of Liquid Holdings Group, Inc. (previously filed as Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1/A filed on July 24, 2013 and incorporated herein by reference).

3.2	Bylaws of Liquid Holdings Group, Inc. (previously filed as Exhibit 3.2 to the Registrant’s Registration Statement on Form S-1/A filed on July 24, 2013 and incorporated herein by reference).

5.1*	Opinion of Gibson, Dunn & Crutcher LLP.

23.1*	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1).

23.2*	Consent of KPMG LLP, Independent Registered Public Accounting Firm.

24.1*	Power of Attorney (included on signature page hereto).

99.1	Liquid Holdings Group, Inc. 2012 Amended and Restated Stock Incentive Plan (incorporated herein by reference to Exhibit 10.2 to the Registrant’s Quarterly Report on Form 10-Q dated September 9, 2013).

*Filed herewith.

Item 9.	Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 23rd day of September, 2013.

LIQUID HOLDINGS GROUP, INC.

By:	/s/ Kenneth Shifrin
Kenneth Shifrin
Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Brian Storms, Kenneth Shifrin and Jose Ibietatorremendia his true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution, for him or her and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and any registration statement relating to the offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitute or substitutes may lawfully so or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Brian Storms	Chief Executive Officer and Chairman of the Board	September 23, 2013
Brian Storms	(Principal Executive Officer)

	Chief Financial Officer (Principal Financial and	September 23, 2013
/s/ Kenneth Shifrin	Accounting Officer)
Kenneth Shifrin

/s/ Brian Ferdinand		September 23, 2013
Brian Ferdinand	Vice Chairman of the Board

/s/ Jay Bernstein		September 23, 2013
Jay Bernstein	Director

/s/ Darren Davy		September 23, 2013
Darren Davy	Director

/s/ David Francescani		September 23, 2013
David Francescani	Director

/s/ Walter Raquet		September 23, 2013
Walter Raquet	Director

/s/ Thomas Ross		September 23, 2013
Thomas Ross	Director

/s/ Richard Schaeffer		September 23, 2013
Richard Schaeffer	Director

/s/ Victor Simone, Jr.		September 23, 2013
Victor Simone, Jr.	Director

/s/ Dennis Suskind		September 23, 2013
Dennis Suskind	Director

/s/ Allan Zavarro		September 23, 2013
Allan Zavarro	Director

EXHIBIT INDEX

Exhibit No.	Exhibit Description

5.1*	Opinion of Gibson, Dunn & Crutcher LLP.

23.1*	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1).

23.2*	Consent of KPMG LLP, Independent Registered Public Accounting Firm.

24.1*	Power of Attorney (included on signature page hereto).

*Filed herewith.